Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1/A of Ludwig Enterprises, Inc. of our report dated March 28, 2025, relating to our audit of the consolidated financial statements which appears herein for the years ended December 31, 2024 and 2023. We have not reviewed or opined on any other financial information within the filing.

/s/ Assurance Dimensions, LLC

Assurance Dimensions

Coral Springs, Florida

March 16, 2026